EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Shares of Ranger Oil Corporation dated as of June 23, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: June 23, 2023	magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: June 23, 2023	magnetar capital partners LP

By: Supernova Management LLC, its General Partner

By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: June 23, 2023	supernova management llc

By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman, Manager

Date: June 23, 2023	DAVID J. SNYDERMAN

By:	/s/ Hayley Stein
Name: Hayley Stein
Title: Attorney-in-fact for David J. Snyderman